Exhibit 10.2

Spruce Biosciences, Inc.
RSU Award Grant Notice
(Inducement Grant Outside of the 2020 Equity Incentive Plan)

Spruce Biosciences, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”) as an inducement material to you entering into employment with the Company in compliance with Nasdaq Listing Rule 5635(c)(4). Unless otherwise defined herein, capitalized terms used herein shall have the same definitions set forth in the Spruce Biosciences, Inc. 2020 Equity Incentive Plan (the “Plan”). Your RSU Award is granted outside of the Plan, but is subject to all of the terms and conditions as set forth herein and in the Plan (as if it had been granted under the Plan), and the Award Agreement (the “Agreement”), which are attached hereto and incorporated herein in their entirety. The shares of Common Stock underlying the RSU Award shall not reduce and shall have no impact on the number of shares available for grant under the Plan.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule: [__________________________________________________________________]. Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule: One share of Common Stock will be issued at the time set forth in Section 5 of the Agreement for each restricted stock unit which vests.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•
The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•
You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•
The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

Spruce Biosciences, Inc.: Participant:

By:

Signature Signature

Title: Date:

Date:

Attachments: Award Agreement, 2020 Equity Incentive Plan

Attachment I

Award Agreement

1.

Spruce Biosciences, Inc.

Award Agreement (RSU Award)

(Inducement Award Outside of the 2020 Equity Incentive Plan)

As reflected by your RSU Award Grant Notice (“Grant Notice”) Spruce Biosciences, Inc. (the “Company”) has granted you an RSU Award for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”) as an inducement material to you entering into employment with the Company in compliance with Nasdaq Listing Rule 5635(c)(4). The terms of your RSU Award as specified in this Award Agreement for your RSU Award (this “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Spruce Biosciences, Inc. 2020 Equity Incentive Plan (the “Plan”) shall have the same definitions as in the Grant Notice or Plan, as applicable. Your RSU Award is granted outside of the Plan, but is subject to all of the terms and conditions of the Plan (as if it had been granted under the Plan) and the RSU Award Agreement.

The general terms applicable to your RSU Award are as follows:

1.
Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)
Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;
(b)
Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and
(c)
Section 8(c) of the Plan regarding the tax consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.
Grant of the RSU Award. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

1.

3.
Dividends. You shall receive no benefit or adjustment to this RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.
4.
Withholding Obligations. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award. In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
5.
Date of Issuance.
(a)
The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on or as soon as practicable following the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice), but in no event later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock issuable under this Award as a result of the applicable vesting date are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(b)
To the extent the RSU Award is a Non-Exempt Award, the provisions of Section 11 of the Plan shall apply.
6.
Transferability. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
7.
Corporate Transaction. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.
No Liability for Taxes. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax,

2.

financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
9.
Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.
Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

3.

Attachment II

2020 Equity Incentive Plan

1.